Exhibit 107

Exhibit Fee Table

Calculation of Filing Fee Table

Schedule 13E-3

(Form Type)

Steel Connect, Inc.

(Name of registrant as specified in its charter)

Steel Connect, Inc.

Steel Partners Holdings L.P.,

SP Merger Sub, Inc.

Handy & Harman Ltd.

WHX CS Corp.

Steel Partners, Ltd.

SPH Group LLC

SPH Group Holdings LLC

Steel Partners Holdings GP Inc.

Steel Excel Inc.

Warren G. Lichtenstein

Jack L. Howard

(Name of persons filing statement)

Table 1: Transaction Value

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filling Fee
Fees to be Paid	$57,642,441.75	(1)	0.0000927	$5,343.45	(2)
Fees Previously Paid	$–			$–
Total Transaction Valuation	$57,642,441.75
Total Fees Due for Filing				$5,343.45
Total Fees Previously Paid				$–
Total Fee Offsets				$–
Net Fee Due				$5,343.45

Table 1: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		PREM14A	001-35319	July 7, 2022		$5,343.45
Fee Offset Sources	Steel Connect Inc.	PREM14A	001-35319		July 7, 2022		$5,343.45(3)

(1)	Solely for purposes of calculating the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934 (as amended, “Exchange Act Rule 0-11”), this amount represents (i) the sum of (a) 60,398,784 shares of common stock of Steel Connect, Inc. (the “Company”), par value $0.01 per share (the “Shares”), minus (b) 18,182,705 Shares held by Steel Partners Holdings L.P. and its wholly owned subsidiaries, plus (c) 482,026 restricted Shares held by directors and officers of the Company, multiplied by (ii) the Per Share Merger Consideration of $1.35 per Share.

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purposes of calculating the filing fee, the underlying value of the transaction was based on the total maximum consideration to be received by the registrant in the transaction ($57,642,441.75). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $57,642,441.75 by 0.0000927.

(3)	The Company previously paid $5,343.45 upon the filing of its Preliminary Proxy Statement on Schedule 14A on July 7, 2022 in connection with the transaction reported hereby.